Exhibit3.1


DEAN HELLER                                                Entity #
Secretary of State                                         E0099882005-0
206 North Carson Street
Carson City, Nevada 89701-4299                             Document Number:
(775) 684 5708                                             20050059500-06
Website: secretaryofstate.biz
                                                           Date Filed:
                                                           3/11/2005 2:30:26 PM

ARTICLES OF INCORPORATION                                  In the office of
(PURSUANT TO NRS 78)
                                                           /s/ Dean Heller

                                                           Dean Heller
                                                           Secretary of State

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of
   Corporation:               PowerRaise Inc.

2. Resident Agent             The Corporation Trust Company of Nevada
   Name and Street            Name
   Address:
  (must Street be a           6100 Nell Road, Suite 500     Reno       Nevada        89511
   Nevada address where       Street Address                City                    Zip Code
   process may
   be served).                Optional Mailing Address      City       State        Zip Code

3. Shares:
   (number of shares             Number of shares                                                   Number of shares
   corporation                   with par value: 100,000,000 common shares   Par value: $ 0.001     without par value:
   authorized
   to issue)

                              1. Ruth Navon
4. Names & Addresses,            Name
   of Board of                   164 Bialik Street, 11th Floor        Ramst Gan      Israel         52523
   Directors/Trustees:           Street Address                        City          State          Zip Code
   (attach additional page
   if there is more than 3    2. Shlomo Friedman
   directors/trustees            Name
                                 2631 Violet Street               North Vancouver     BC            V7H 1H2
                                 Street Address                        City          State          Zip Code

                              3.
                                 Name

                                 Street Address                        City          State          Zip Code

5. Purpose: (optional-
   see instructions)          The purpose of this Corporation shall be:

6. Names, Address             Sharon Johnson                                 /s/ Sharon Johnson
   and Signature of           Name                                           Signature
   Incorporator.
   (attach additional page    520 Pine Street                         Seattle         WA             98201
   if there is more than 1    Address                                  City          State          Zip Code
   incorporator).

7. Certificate of             I hereby accept appointment as Resident Agent for the above named corporation.
   Acceptance of              The Corporation Trust Company of Nevada
   Appointment of             /s/ Kathleen C. Garlov                                         March 10, 2005
   Resident Agent:            Authorized Signature of R. A. or On Behalf of R. A. Company        Date
                               Kathleen C. Garlov, Asst. Secy.

This form must be accompanied by appropriate fees.